                      January 29, 1997



Emeritus Corporation
3131 Elliott Avenue, Suite 500
Seattle, WA  98121

          Re:    Registration Statement
                 6.25% Convertible Subordinated
                 Debentures Due 2006

Gentlemen and Ladies:

          We have acted as counsel to Emeritus Corporation
(the "Company") in connection with the preparation of the Registration Statement on Form S-3 pursuant to Rule 462(b)
(the "Registration Statement") under the Securities Act of
1933, as amended (the "1933 Act"), that you will file with the Securities and Exchange Commission under the 1933 Act with respect to the proposed sale by holders of the Company's $32,000,000 principal amount of 6.25% Convertible
Subordinated Debentures Due 2006 (the "Debentures") and the
1,454,545 shares of the Company's Common Stock into which the Debentures are convertible (the "Shares").

          We have examined the Registration Statement and such certificates, documents and records of the Company and other instruments as we have deemed necessary for the purpose of this opinion. In giving this opinion, we are assuming the authenticity of all instruments presented to us as originals, the conformity with the originals of all instruments presented to us as copies and the genuineness of all signatures.

          Based upon the foregoing, we are of the opinion that, upon the filing of any amendments to the Registration Statement and the effectiveness of the Registration Statement, the Debentures have been validly issued and are binding obligations of the Company (subject to the effects of bankruptcy, insolvency and other laws affecting the rights and remedies of creditors generally and the effect of general principles of equity, whether applied by a court of law or equity) and the Shares, when issued upon conversion of the Debentures in the manner described in the Registration Statement, will be validly issued, fully paid and nonassessable.

          We hereby consent to the filing of this opinion as
Exhibit 5.1 to the Registration Statement and any amendment thereto, and to the reference to this firm under the heading
"LEGAL MATTERS."
                            Very truly yours,

                              PERKINS COIE